UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Abercrombie & Fitch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2014, Abercrombie & Fitch Co. (“A&F” or the “Registrant”) announced that Joanne C. Crevoiserat, age 50, has been named Executive Vice President – Finance and Chief Financial Officer of the Registrant, effective upon her starting employment with A&F on or about May 5, 2014. Ms. Crevoiserat accepted A&F’s offer of employment on April 8, 2014.

Since 2007, Ms. Crevoiserat has served in a number of senior management roles at Kohl’s Inc. (“Kohl’s”), which operates family-oriented department stores and a website featuring apparel, footwear, accessories, soft home products and housewares. Most recently, Ms. Crevoiserat has served as Executive Vice President of Finance since June 2012, and, prior to that, as Executive Vice President of Merchandise Planning and Allocation from November 2008 to June 2012. Prior to her time with Kohl’s, Ms. Crevoiserat held senior finance positions with Wal-Mart Stores and May Department Stores, including serving as Chief Financial Officer of the Filene’s, Foley’s and Famous-Barr brands.

During a transitional period, Ms. Crevoiserat will assume the merchandise planning and inventory management responsibilities currently held by Leslee K. Herro, the Registrant’s Executive Vice President — Merchandise Planning, Inventory Management and Brand Senses, who will retire from A&F in September 2014. Beyond this transitional period, Ms. Crevoiserat will retain financial oversight of merchandise planning as part of her ongoing Chief Financial Officer responsibilities. As part of the new branded structure, Ms. Herro’s category planning responsibilities will transfer to the new brand leadership teams. Ms. Crevoiserat will report to Jonathan E. Ramsden, Chief Operating Officer of the Registrant who continued to serve as Chief Financial Officer following his promotion to Chief Operating Officer in January of 2014.

The Registrant has determined that neither Ms. Crevoiserat nor any of her immediate family members has had (nor does any propose to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

In connection with her employment with A&F, Ms. Crevoiserat will receive an annual base salary of $715,000, and her target incentive opportunity under A&F’s Incentive Compensation Performance Plan (the “Incentive Plan”) will be 75% of her base salary (the maximum incentive opportunity will be 150% of her base salary). Assuming that she is an active A&F associate on the payout date, Ms. Crevoiserat will be guaranteed a minimum annual incentive payout of $300,000 for the fiscal year ending January 31, 2015 (the “FY 2014 Guaranteed Minimum Bonus”), subject to her agreeing to repay the difference between the actual incentive compensation payout to be received under the Incentive Plan based on performance and the FY 2014 Guaranteed Minimum Bonus if the actual performance-based payout is less than the FY 2014 Guaranteed Minimum Bonus and Ms. Crevoiserat resigns without good reason or is terminated for gross misconduct with 12 months of the date of payout.

Upon joining A&F, Ms. Crevoiserat will receive a one-time sign-on bonus of $125,000, subject to her agreeing to repay the sign-on bonus in full if she resigns without good reason or is terminated for gross misconduct within 36 months of her first day of employment.

Management of A&F will also recommend to the Compensation Committee of A&F’s Board of Directors (the “Compensation Committee”) that Ms. Crevoiserat receive an inducement grant (the “Inducement Grant”) of (a) stock appreciation rights (“SARs”) covering 75,000 shares of A&F’s Class A Common Stock (the “Common Stock”) and (b) restricted stock units (“RSUs”) covering 15,000 shares of Common Stock. In addition, management of A&F will recommend to the Compensation Committee that Ms. Crevoiserat receive an equity replacement grant (the “Equity Replacement Grant”) of (a) SARs covering 15,000 shares of Common Stock and (b) RSUs covering 65,000 shares of Common Stock, which Equity Replacement Grant is designed to replace unvested equity grants awarded to Ms. Crevoiserat by Kohl’s that will be forfeited as a result of the termination of her employment with Kohl’s. Each of the Inducement Grant and the Equity Replacement Grant is to be considered by the Compensation Committee at its first regularly scheduled meeting following Ms. Crevoiserat’s date of hire and would be upon terms and subject to vesting schedules substantially similar to those established for A&F’s other senior executives.

Ms. Crevoiserat also will be entitled to participate in A&F’s benefit plans and receive limited perquisites consistent with those provided to other senior executives of A&F.

If A&F undergoes a change in control (defined consistently with the definition of such term in A&F’s 2005 Long-Term Incentive Plan) within the first year of Ms. Crevoiserat’s employment and her employment is subsequently terminated by A&F or her duties or compensation reduced, A&F would continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation, and pay her the FY 2014 Guaranteed Minimum Bonus. Her medical benefits and life insurance would be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period.

If the employment of Ms. Crevoiserat is terminated by A&F without cause or by Ms. Crevoiserat for good reason before the first anniversary date of her employment date, A&F would continue her base salary from her separation date through the first anniversary of her employment date, subject to a minimum of six months of salary continuation, and pay her the FY 2014 Guaranteed Minimum Bonus. Her medical benefits and life insurance would continue to be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period. Subject to Ms. Crevoiserat’s execution of a satisfactory release, on the first anniversary of her employment date, A&F would also pay Ms. Crevoiserat $4 million, less normal taxes and other withholdings, in lieu of all unvested equity awards which would be forfeited as a result of the termination of her employment.

If the employment of Ms. Crevoiserat is terminated by A&F without cause or by Ms. Crevoiserat for good reason after the first anniversary date of her employment date but prior to the date when the Inducement Grant and the Equity Replacement Grant would fully vest, A&F would continue her base salary through the six-month anniversary of her separation date and her medical benefits and life insurance would continue to be provided, on the same basis as applies to similarly-situated active A&F associates, through the salary continuation period. The Registrant would also pay Ms. Crevoiserat a pro-rated bonus based on her target incentive opportunity for the fiscal year in which the termination occurs and the number of days in the fiscal year through her separation date; as well as an additional amount in lieu of all unvested equity awards forfeited as a result of the termination of her employment which amount would vary based on her separation date.

Item 8.01. Other Events.

On April 9, 2014, A&F issued a news release announcing that Joanne C. Crevoiserat has been named Executive Vice President – Finance and Chief Financial Officer of the Registrant, effective upon her starting employment with A&F in May of 2014. A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d)	Exhibit:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	New Release issued by Abercrombie & Fitch Co. on April 9, 2014 related to the naming of Joanne C. Crevoiserat as Executive Vice President – Finance and Chief Financial Officer

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: April 11, 2014

	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	New Release issued by Abercrombie & Fitch Co. on April 9, 2014 related to the naming of Joanne C. Crevoiserat as Executive Vice President – Finance and Chief Financial Officer